Exhibit (10)(l)
Amendment
to the
Deferred Salary
Savings Plan
(Amended and Restated as of December 1, 2007)
Whereas, CMS Energy Corporation maintains the Deferred Salary Savings Plan (the “Plan”); and
Whereas, the Board of Directors of CMS Energy Corporation has authorized Officers of the Company to modify the Plan to comply with Section 409A of the Internal Revenue Code (“Section 409A) and as advisable to reflect guidance under Section 409A; and
Whereas, under the applicable Section 409A regulations the Plan may either accept the default standard for determining when a Separation from Service has occurred or it may adopt prior to a standard of up to 49% of the average level of services performed over the prior 36 month period of time; and
Whereas, legal counsel, human resources and the tax department recommend adoption of a 45% standard to provide a reasonable basis for complying with the Section 409A requirement.
Now Therefore, The definition of Separation from Service in Section 1.1 of the Plan is amended effective to read as follows:

“Separation from Service”	Means the Employee retires or otherwise has a separation from service from the company as defined under Code Section 409A and any applicable regulations. The Plan Administrator will determine, consistent with the requirements of Code Section 409A and any applicable regulations, to what extent a person on a leave of absence, including on paid sick leave pursuant to Company policy, has incurred a Separation from Service. Notwithstanding the above, a Separation from Service will occur consistent with the requirement of Code Section 409A when it is reasonably anticipated that the future level of bona fide services provided by the Employee (whether as an employee or as an independent contractor) will be no more than 45% of the average level of bona fide services performed by the Employee (whether as an employee or as an independent contractor) over the immediately preceding 36 month period (or the full period of services, if less than 36 months).

Signed this 21 day of December, 2008.

CMS Energy Corporation:

/s/ John M. Butler John M. Butler
Senior Vice President — Human Resources and Administrative Services

Attest:

/s/ Catherine M. Reynolds Catherine M. Reynolds
Vice President and Secretary

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